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EXHIBIT 10.04

STATE OF NORTH CAROLINA)
                                      ASSIGNMENT OF CONTRACT FOR THE PURCHASE
COUNTY OF WAKE                        AND SALE OF REAL PROPERTY

This Assignment Of Contract For The Purchase And Sale Of Real Property (the "Assignment") is made and entered into as of the Effective Date as set forth in Paragraph 11 hereof, by and between MATHENY DEVELOPMENT, LLC, a North Carolina Limited Liability Company, as Assignor, and DIVERSIFIED RESOURCES GROUP, INC., a Utah Public Company, as Assignee.

                                WITNESSETH:

Whereas, Assignor has entered into that certain Contract For The Purchase And Sale Of Real Property, dated April 8, 1999, [as amended by that certain First Amendment To Contract For The Purchase And Sale Of Real Property dated ___________ 1999](collectively, the "Contract"), by virtue of which Assignor agreed to purchase from PFC Falls, TIC ('PFC"), and PFC agreed to sell to Assignor approximately 607.74 acres of real property located in Wake County, North Carolina, which property is more fully described in the Contract (the "Property");

WHEREAS, Assignor now desires to assign its rights and delegates its obligations under the Contract to Assignee, and Assignee desires to accept such assignment and delegation;

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Assignment. Subject to the fulfillment by Assignee of its obligations hereunder, Assignor does hereby sell, assign, transfer and convey to Assignee, without recourse, all of Assignor's right and interest in and delegate all of Assignor's obligations as Buyer under the Contract.

2. Acceptance and Assumption. By execution hereof, Assignee accepts such assignment and assumes and agrees to faithfully perform all duties, obligations and liabilities of Assignor under the Contract, including, but not limited to, the obligation to pay the extension fees required by Paragraph 8 of the Contract, to pay the Purchase Price, and to faithfully perform all of its obligations under this Assignment.

3. Notice To PFC. Within five (5) business days after execution of this Assignment by both parties, Assignor shall give PFC notice of this Assignment (without disclosing the terms thereof) as required by Paragraph 13(f) of the Contract.

4. Consideration. As the consideration to be given by Assignee to Assignor for this Assignment, Assignee agrees that:

a) Assignee shall pay to Assignor, at the time of Assignee's closing of its purchase of the Property, the sum of Two Million Dollars ($2,000,000.00), by wire transfer, official bank check, or other immediately available funds;

b) Assignee shall, at or prior to the time of Assignee's closing of its purchase of the Property, enter into a Development Management Agreement with Assignor, in the form attached hereto as Exhibit A and incorporated herein;

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c) Assignee shall, at or prior to the time of Assignee's closing of its purchase of the Property, enter into an Exclusive Listing Agreement with Assignor, in the form attached hereto as Exhibit B and incorporated herein, by virtue of which Assignor will pay Assignee a commission equal to five percent (5%) of the gross sale price of any property within the Property sold by Assignee to any third party, except the property sold to Ocean Golf Group, LLC as provided in subparagraph e below.

d) Assignee shall, at or prior to the time of Assignee's closing of its purchase of the Property, enter into an Performance Incentives Agreement with Assignor, in the form attached hereto as Exhibit C and incorporated herein; and

e) Assignee shall, at or prior to the time of Assignee's closing of its purchase of the Property, enter into an Offer To Purchase And Contract with Ocean Golf Group, LLC (the "Golf Group"), in the form attached hereto as Exhibit (J) and incorporated herein, by virtue of which the Golf Group will purchase and acquire from Assignee certain land within the Property.

f) At the time of closing of Assignee's acquisition of the Property, Assignee shall pay to Assignor, or take such action as is necessary to cause the Escrow Agent to release to Assignor, the $100,000.00 held by Escrow Agent as an earnest money deposit to the Contract.

Each of the agreements described in subparagraphs b, c, d and e of this Paragraph 4 shall be deemed coupled with an interest and may not be terminated by Assignee for any reason absent Assignor's breach thereof.

5. Representations of Assignor. Assignor hereby represents and warrants to Assignee as follows:

a) Assignor is a Limited Liability Company organized and in good standing under the laws of the State of North Carolina.

b) Assignor's execution and delivery of this Assignment and its performance of its obligations hereunder have been authorized by all necessary Company action. The person signing this Assignment on behalf of the Company is duly authorized to do so.

c) The Contract constitutes the entire agreement between Assignor and PFC regarding the purchase and sale of the Property. The Contract is in full force and effect and has not been modified or amended except as set forth in the preamble hereof. Neither Assignor nor, to Assignor's knowledge, PFC is in default under the Contract and, to Assignor's knowledge, no event has occurred which, by the passage of time or otherwise, might result in a default under the Contract by either Assignor or PFC.

e) Assignor has paid to Perry, Patrick, Farmer & Michaux, P.A., as Escrow Agent, the sum of $100,000.00 as an earnest money deposit under the Contract.

f) The Feasibility period set forth in the Contract has expired and Assignor has informed PFC of its intent to proceed with the Contract.

6. Representations of Assignee. Assignee hereby represents and warrants to Assignee as follows:

a) Assignor is a Public Company organized and in good standing under the laws of the State of Utah and is authorized to conduct business in the State of North Carolina.

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Assignee's execution and delivery of this Assignment and the performance of its obligations hereunder have been authorized by all necessary Company action. The person signing this Assignment on behalf of the Company is duly authorized to do so.

7. Assignee's Failure To Close. If Assignee fails to close the purchase and sale of the Property for any reason other than breach of the Contract by PFC or Assignor's undisclosed breach of the Contract, and provided that Assignee is not in default under this Assignment, Assignee shall reassign the Contract to Assignor, deliver to Assignor, at no cost to Assignor, copies of all documents and things obtained or generated by Assignee in furtherance of the Contract, and pay to Assignor, as liquidated damages, the sum of $2,100,000.00, and, upon such assignment, delivery, and payment, neither party shall have any further rights or obligations hereunder.

If PFC breaches the Contract, Assignee, at its option, may either take all necessary action to obtain specific performance of the Contract, in which event this Assignment shall remain in full force and effect, or reassign the Contract to Assignor, deliver to Assignor, at no cost to Assignor, copies of all documents and things obtained or generated by Assignee in furtherance of the Contract, and pay to Assignor, as liquidated damages, the sum of $2,200,000.00, and, upon such assignment, delivery, and payment, neither party shall have any further rights or obligations hereunder.

8. Notices. Notices required or permitted to be given under this assignment shall be in writing and may be: (i) hand delivered by the sender; (ii) sent by nationally-recognized overnight courier service; or (iii) sent by certified or registered mail, return receipt requested, and addressed as follows:

If intended for ASSIGNOR: James M. Matheny
105 Fairway Valley Court
Cary, NC 27513

If intended for ASSIGNEE: Howard 0. Davidsmeyer
Chairman/CEO
Diversified Resources Group, Inc.
355 Interstate Boulevard
Sarasota, FL 34240

or to such other person and/or address as either party may provide to the other in writing as provided herein for purpose of notice

A party sending any notice hereunder shall also send a copy to Escrow Agent, as follows:

Richard W. Moore
Perry, Patrick, Farmer & Michaux, P.A.
3716 National Drive, Suite 100
Raleigh, NC 27612

Any notice hand delivered or sent by courier service shall be deemed given and received upon actual receipt. Notice mailed as above provided shall be deemed given and received by the addressee on the third business day after the same is posted.

9. Assignment. Assignee may not assign its rights and obligations under the Contract or this Assignment to any person or entity other than Assignor without the prior written consent of Assignor.

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10. Construction. This Assignment is a North Carolina contract and shall be interpreted and enforced in accordance with the laws of the State of North Carolina. Any action to enforce this the provisions of this Assignment shall be filed in a court of competent jurisdiction in Wake County, North Carolina.

This Assignment embodies the entire agreement between the parties hereto with respect to the Property and the matters set forth herein. This Assignment can be modified or amended only by a document duly executed on behalf of both of the parties hereto.

The captions used herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of the intent of this Assignment or any section thereof.

Unless the context clearly intends to the contrary, words singular or plural in number shall be deemed to include the other and pronouns having a masculine or feminine gender shall be deemed to include the other. The term person shall be deemed to include an individual, corporation, partnership, trust, unincorporated organization, government and governmental agency or subdivision, as the context shall require.

Notwithstanding the presumption of law whereby an ambiguity or conflict in provisions shall be construed against the drafter, the parties hereto hereby agree that although one party may have generated this Assignment, each party has been afforded the opportunity to consult with counsel of its own choosing, and each has participated in the drafting of this Assignment. Therefore, such presumption shall not be applied if any provision or term of this Assignment requires judicial interpretation.

If any term, covenant or condition of this Assignment or the application thereof to any person or Circumstance shall be determined to be invalid or unenforceable, the remainder of the Assignment or the application of such term or provision to persons or circumstances, other than those to which it is held invalid or unenforceable, shall not be affected thereby and each term shall be valid arid enforceable to the fullest extent permitted by law, so long as such invalidity does not materially adversely affect the consideration to be given by Assignee to Assignor hereunder.

11. Effective Date. This Assignment shall become effective only upon execution by both Assignor and Assignee. If this Assignment is not executed by Assignee and returned to Assignor by 5:00 p.m. or it shall be null and void and of no further force and effect. The Effective Date of this Assignment shall be the last date upon which it is signed by any of the signatories thereto, as shown by the date of each party's execution set forth below.

IN WITNESS WHEREOF, the parties have each executed this Assignment under seal, as of the day and year first above written.

ASSIGNOR: MATHENY DEVELOPMENT, LLC(Seal)
By:/S/ James M. Matheny, Manager Date: [Sic]

ASSIGNEE: DIVERSIFIED RESOURCES GROUP, INC.

By: /S/ [Sic]
(Name) (Title) (Date)